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                                EXHIBIT 10(xv)

                               LIMITED GUARANTY

                                 See attached




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                               LIMITED GUARANTY
                               ----------------


     In consideration of financial accommodations given or to be given or continued to Rainbo Company LLC, a Nebraska limited liability company, herein called "Customer" by Rainbo Oil Company, an Iowa corporation, herein called "Lender", the undersigned ("Guarantor") irrevocably and unconditionally guarantees to the Lender, payment when due, whether by acceleration or otherwise, of the Liabilities of the Customer (as defined below) to the Lender.

     1. LIABILITIES OF THE CUSTOMER. The term "Liabilities of the Customer" shall include the debts, liabilities and obligations of Customer to Lender pursuant to that certain Promissory Note from Customer to Lender dated September 29, 2000 in the principle amount of $400,000, provided, however, Guarantor's obligations pursuant to this Limited Guaranty shall not, in any event, exceed $250,000 (the "Maximum Guaranty Amount").

     2. DURATION OF LIMITED GUARANTY. This Limited Guaranty shall be effective as of September 29, 2000, and will continue in full force until the Liabilities of the Customer are paid in full, or until Guarantor has paid to Lender the Maximum Guaranty Amount, whichever occurs first.

     3. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants to Lender that: (a) Guarantor is duly authorized and empowered to enter into this Limited Guaranty and to carry out its obligations hereunder; and (b) no representations of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Limited Guaranty.

     4. APPLICABLE LAW. This Limited Guaranty and the rights and obligations of the Lender and of the undersigned hereunder shall be governed and construed in accordance with the laws of the State of Nebraska; and this Limited Guaranty is binding upon the undersigned, his, her, their, or its executors, administrators, successors, or assigns, and shall inure to the benefit of the Lender, its successors, or assigns.

     5. MISCELLANEOUS. Caption headings in this Limited Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Limited Guaranty. If a court of competent jurisdiction finds any provision of this Limited Guaranty to be invalid or unenforceable, it shall be deleted and all other provisions of this Limited Guaranty shall remain valid and enforceable. This Limited Guaranty constitutes the entire understanding and agreement of the parties as to the matters set forth in this Limited Guaranty. No alteration of or amendment to this Limited Guaranty shall be effective unless made in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.


     IN WITNESS WHEREOF, Guarantor has executed this Limited Guaranty on the 29th day of September, 2000.

                                   GUARANTOR:

                                   Universal Mfg. Co., a Nebraska corporation

           ORIGINAL
           EXHIBIT
              B                    By: /s/ Donald D. Heupel
                                       ----------------------------------------
                                   Title:  President
                                          -------------------------------------






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